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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, dated August 27, 1999, included in this Form 10-K, into the previously filed Registration Statements of Medical Manager Corporation (formerly
Synetic, Inc.) and Subsidiaries on Form S-3 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-19043, 333-21555, 333-36041, 333-72517,
333-72567, and 333-81123).


                                             ARTHUR ANDERSEN LLP




New York, New York
September 27, 1999